Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-22284, 33-43696 and 333-51983) of Mine Safety Appliances Company of our report dated February 20, 2004 relating to the financial statements, which appears in Amendment No. 4 to the Company’s Form S-3 Registration Statement (No. 333-114533), which is incorporated by reference in this Form 8-K Current Report dated December 13, 2004.

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

December 13, 2004